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                                                                     EXHIBIT 5.1

                 [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]





                               April 28, 1997



Coast Dental Services, Inc.
Corporate Office
6200 Courtney Campbell Causeway
Suite 690
Tampa, Florida  33607

                 Re: Registration Statement on Form S-8 for the Coast Dental Services, Inc. Stock Option Plan

Dear Ladies and Gentlemen:

                 We have acted as counsel to Coast Dental Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of an aggregate of 450,000 shares of Common Stock, $.001 par value per share ("Common Stock"), issuable to eligible participants under the Company's Stock Option Plan (the "Plan").

                 We are familiar with the proceedings to date with respect to such Registration Statement and have examined such records, facts and matters of law and satisfied ourselves that such matters of fact as we have considered relevant for purposes of this opinion.

                 For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties hereto.

                 We are of the opinion that any shares of Common Stock reserved for issuance under the Plan will, when issued in accordance with the terms of the Plan, be validly issued, fully paid and non-assessable.
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Coast Dental Services, Inc.
April 28, 1997
Page 2




                 This opinion shall be limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /S/ Shumaker, Loop & Kendrick, LLP
                                        ----------------------------------
                                        SHUMAKER, LOOP & KENDRICK, LLP